ALTA LAGUNA- CALIFORNIA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2019

CAVA ROBLES - CALIFORNIA

SUN N FUN RV RESORT - FLORIDA

CAROLINA PINES - SOUTH CAROLINA

NEWS RELEASE
February 19, 2020

Sun Communities, Inc. Reports 2019 Fourth Quarter Results and 2020 Guidance

Southfield, Michigan, February 19, 2020 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its fourth quarter results for 2019.

Financial Results for the Quarter and Year Ended December 31, 2019

For the quarter ended December 31, 2019, total revenues increased $27.8 million, or 10.2 percent, to $301.8 million compared to $274.0 million for the same period in 2018. Net income attributable to common stockholders was $28.5 million, or $0.31 per diluted common share, for the quarter ended December 31, 2019, as compared to net income attributable to common stockholders of $9.0 million, or $0.11 per diluted common share, for the same period in 2018.

For the year ended December 31, 2019, total revenues increased $137.2 million, or 12.2 percent, to $1.3 billion compared to $1.1 billion for the same period in 2018. Net income attributable to common stockholders was $160.3 million, or $1.80 per diluted common share, for the year ended December 31, 2019, as compared to net income attributable to common stockholders of $105.5 million, or $1.29 per diluted common share, for the same period in 2018.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the quarter ended December 31, 2019, was $1.10 per diluted share and OP unit (“Share”) as compared to $1.03 in the prior year, an increase of 6.8 percent. Core FFO(1) for the year ended December 31, 2019, was $4.92 per Share as compared to $4.58 in the prior year, an increase of 7.4 percent.

•
Same Community(2) Net Operating Income (“NOI”)(1) increased by 7.6 percent and 7.3 percent for the quarter and year ended December 31, 2019, respectively, as compared to the corresponding periods in 2018.

•	Same Community Occupancy (3) increased by 220 basis points to 98.4 percent at December 31, 2019, as compared to 96.2 percent at December 31, 2018.

•	Revenue Producing Sites increased by 669 sites for the quarter and 2,674 sites for the year ended December 31, 2019, respectively, bringing total portfolio occupancy to 96.4 percent.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “Sun Communities again delivered industry leading growth as we successfully executed on our strategic initiatives and saw strong results across the business. Our organic growth has been a consistent earnings driver as we benefit from sustained consumer demand for our high-quality, affordable homes and RV vacation destinations. Capital deployment during 2019 of over $1.2 billion in accretive acquisitions, expansions, and ground up development provide incremental growth opportunities for the years ahead. In recognition of an outstanding year and a solid future, the Board of Directors for the fourth consecutive year approved an increase in our quarterly dividend. We are proud of our accomplishments and our team and remain committed to delivering superior value to our shareholders.”

i

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total portfolio occupancy was 96.4 percent at December 31, 2019, compared to 96.1 percent at December 31, 2018.

During the quarter ended December 31, 2019, revenue producing sites increased by 669 sites, as compared to 722 revenue producing sites gained during the fourth quarter of 2018.

During the year ended December 31, 2019, revenue producing sites increased by 2,674 sites, as compared to an increase of 2,600 revenue producing sites during the year ended December 31, 2018, a 2.8 percent increase.

Same Community(2) Results

For the 345 communities owned and operated by the Company since January 1, 2018, NOI(1) for the quarter ended December 31, 2019 increased 7.6 percent over the same period in 2018, as a result of a 6.4 percent increase in revenues and a 3.6 percent increase in operating expenses. Same Community occupancy(3) increased to 98.4 percent at December 31, 2019 from 96.2 percent at December 31, 2018.

For the year ended December 31, 2019, NOI(1) increased 7.3 percent over 2018, as a result of a 6.2 percent increase in revenues and a 3.8 percent increase in operating expenses.

Home Sales

During the quarter ended December 31, 2019, the Company sold 808 homes as compared to 878 homes sold during the same period in 2018. New home sales volume was 140 for both the quarters ended December 31, 2019 and 2018. Rental home sales, which are included in total home sales, were 281 in 2019, as compared to 297 sold during 2018.

During the year ended December 31, 2019, 3,439 homes were sold compared to 3,629 for the same period in 2018. New home sales volume increased 8.6 percent to 571 new home sales for the year ended December 31, 2019, as compared to 526 homes during the same period in 2018. Rental home sales, which are included in total home sales, were 1,140 in 2019, an increase of 1.6 percent over the 1,122 sold during 2018.

PORTFOLIO ACTIVITY

Acquisitions

During the quarter ended December 31, 2019, the Company acquired the following communities:

Community Name	Type	Sites	Expansion Sites	State	Total Purchase Price (in millions)	Month Acquired
Slickrock Campground	RV	193	—	UT	$8.3	December
Pandion Ridge	RV	142	351	AL	$19.1	November
Jensen Portfolio (1)	MH	5,230	466	Various	$343.6	October
(1) Contains 31 communities located in CT, GA, MD, NH, NJ, NY, NC and SC.

For the year ended December 31, 2019, the Company acquired 47 communities, totaling over 10,000 developed sites and over 900 sites available for expansion, for a total purchase price of approximately $815.2 million.

Subsequent to the year ended December 31, 2019, the Company acquired Cape Cod RV Resort located in East Falmouth, Massachusetts with 230 developed sites for a purchase price of $13.5 million. In conjunction with the acquisition, the Company’s operating partnership issued 90,000 Series E Preferred Units, at an issuance price of $100 per unit.

Construction Activity

During the quarter ended December 31, 2019, the Company completed the construction of 284 sites at the following ground-up developments:

Community Name	Type	State	Completed Construction Sites	Remaining Construction Sites (1)	Total Sites Once Completed (1)
Carolina Pines	RV	SC	109	351	846
Jellystone Golden Valley	RV	NC	69	133	315
River Run	RV	CO	106	823	1,150
(1) Remaining sites are approximate and may be adjusted as final construction is completed.

For the year ended December 31, 2019, the Company completed the construction of approximately 1,100 sites at four ground-up developments and one redevelopment community.

During the quarter ended December 31, 2019, the Company completed the construction of 864 expansion sites in nine communities. For the year ended December 31, 2019, the Company completed the construction of approximately 1,230 expansion sites in 16 communities.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Series A-4 Preferred Stock and OP Units

On December 13, 2019, as previously announced and disclosed, all outstanding shares of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock, and all of its operating partnership’s Series A-4 Preferred OP Units, were converted into common stock and common OP units, respectively. All 1,031,747 shares of Series A-4 Preferred Stock were converted into 458,541 shares of common stock (net of fractional shares paid in cash). All 405,656 Series A-4 preferred OP units were converted into 180,277 common OP units (net of fractional units paid in cash).

Debt Transactions

During the quarter ended December 31, 2019, the Company completed a 21-year, $400.0 million term loan transaction that carries an interest rate of 4.0 percent.  Concurrently, the Company repaid a $17.0 million term loan due to mature in 2020 and $127.3 million in term loans due to mature in 2021.  The Company also repaid four term loans secured by three properties totaling $21.5 million which were set to mature in 2020.

As of December 31, 2019, the Company had $3.4 billion of debt outstanding. The weighted average interest rate was 4.0 percent and the weighted average maturity was 11.1 years. The Company had $22.1 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.5 times.

2020 Distributions

After quarter end, the Company announced a 5.3 percent annual distribution increase to $3.16 per common share from $3.00 per common share. This increase will begin with the first quarter distribution to be paid in April 2020. While the Company has adopted the new annual distribution policy, the amount of each quarterly distribution on the Company’s common stock will be subject to approval by its Board of Directors.

GUIDANCE 2020

The estimates and assumptions presented below represent a range of possible outcomes and may differ materially from actual results. Guidance estimates include acquisitions completed through the date of this release, and exclude any prospective acquisitions or capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

	Net Income	Core FFO(1)
Weighted average common shares outstanding, fully diluted (in mm)(i)	92.5	96.9
First quarter 2020, per fully diluted share	$0.34 - $0.37	$1.18 - $1.21
Full year 2020, per fully diluted share	$1.79 - $1.91	$5.20 - $5.30

	1Q20	2Q20	3Q20	4Q20
Seasonality of Core FFO(1)	22.9%	23.8%	30.8%	22.5%

Total Portfolio
Number of communities: 422

	2019 Actual	2020E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$793.4	9.6% - 10.1%
Transient revenue	132.3	13.8% - 15.0%
Income from real property	$925.7	10.2% - 10.8%
Property operating and maintenance	266.4	11.9% - 12.4%
Real estate taxes	61.9	11.6% - 12.1%
Total property operating expenses	$328.3	11.9% - 12.3%
NOI(1)	$597.4	9.1% - 10.2%

Same Community(2) Portfolio(ii)
Number of communities: 367

	2019 Actual	2020E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$740.7	6.3% - 6.5%
Transient revenue	116.9	2.4% - 3.0%
Income from real property(iii)	$857.6	5.7% - 6.0%
Property operating and maintenance(iii)(iv)	217.0	3.6% - 4.6%
Real estate taxes	59.8	7.2% - 8.0%
Total property operating expenses	$276.8	4.4% - 5.3%
NOI(1)	$580.8	6.0% - 6.8%

Weighted average monthly rental rate increase				4.0%

	1Q20	2Q20	3Q20	4Q20
Same Community NOI(1) Seasonality	24.4%	24.1%	27.1%	24.4%

v

Total Company Supplementary Information:

	2019 Actual	2020E
	(in Millions)	Change %
Rental program, net	$35.6	6.5% - 7.9%
Ancillary revenues, net	$19.4	11.3% - 13.4%
Home sales contribution to Core FFO(v), net of home selling expenses	$6.5	27.7% - 33.8%
Interest income	$17.9	(51.4)% - (50.8)%
Brokerage commissions and other revenues, net, and income from nonconsolidated affiliates	$15.5	7.1% - 9.0%
General and administrative expenses	$94.0	11.7% - 14.1%
Loss of earnings from Florida Keys included in core FFO	$1.4	(13.5)%

2020E
Increase in revenue producing sites	2,500 - 2,700
Vacant expansion site deliveries	1,000 - 1,200
Vacant ground-up development site deliveries	550 - 750

New home sales volume	650 - 700
Pre-owned home sales volume	2,550 - 2,750

(i) Certain securities that are dilutive to the computation of Core FFO per fully diluted share in the table above have been excluded from the computation of net income per fully diluted share, as inclusion of these securities would have been anti-dilutive to net income per fully diluted share.
(ii) The amounts in the table reflect constant currency, as Canadian currency figures included within the 2019 actual amounts have been translated at the assumed exchange rate used for 2020 guidance.
(iii) Water and sewer utility revenue of $34.7 million and $36.2 million has been reclassified from Income from real property to net against the related expense in Property operating maintenance for 2019 and 2020 guidance, respectively.
(iv) For 2019, property operating and maintenance expense excludes $0.7 million of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards that do not meet the Company’s capitalization policy.
(v) Includes gross profit from new and certain pre-owned home sales. Gross profit from pre-owned home sales of depreciated rental homes is excluded.

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter operating results will be held on Thursday, February 20, 2020 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 5, 2020 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13697139. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2019, owned, operated, or had an interest in a portfolio of 422 communities comprising over 141,000 developed sites in 33 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

4th Quarter 2019 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2019)

4,970
226
1,077
475
1,911
2,236
588
28,475
2,314
671
2,005
324
413
753
1,534
7,933
2,714
2,150
3,621
2,920
3,159
1,709
976
1,825
1,084
5,660
954
700
2,285
142
1,355
9,238
201
44,695
Number of Sites: 141,293
Headquarters

4th Quarter 2019 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Financial Information
Total revenues	$301,819	$362,443	$312,445	$287,330	$274,003
Net income	$30,685	$64,451	$45,116	$37,127	$10,672
Net Income attributable to Sun Communities Inc. common stockholders	$28,547	$57,002	$40,385	$34,331	$9,039
Basic earnings per share*	$0.31	$0.63	$0.46	$0.40	$0.11
Diluted earnings per share*	$0.31	$0.63	$0.46	$0.40	$0.11

Cash distributions declared per common share*	$0.75	$0.75	$0.75	$0.75	$0.71

Recurring EBITDA (1)	$144,738	$179,953	$151,502	$147,714	$133,335
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$105,533	$119,496	$108,112	$106,779	$88,562
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$104,534	$137,369	$108,002	$106,259	$92,695
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.11	$1.27	$1.18	$1.19	$0.98
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.10	$1.46	$1.18	$1.18	$1.03

Balance Sheet
Total assets	$7,802,060	$7,397,854	$7,222,084	$7,098,662	$6,710,026
Total debt	$3,434,402	$3,271,341	$3,107,775	$3,448,117	$3,124,303
Total liabilities	$3,848,104	$3,720,983	$3,542,188	$3,846,325	$3,479,112

	Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Operating Information*
Communities	422	389	382	379	371

Manufactured home sites	93,821	88,024	87,555	87,425	84,428
Annual RV sites	26,056	25,756	25,009	24,750	24,535
Transient RV sites	21,416	20,882	20,585	20,173	19,491
Total sites	141,293	134,662	133,149	132,348	128,454

MH occupancy	95.5%	95.7%	95.7%	95.4%	95.0%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.4%	96.7%	96.6%	96.4%	96.1%

New home sales	140	167	139	125	140
Pre-owned home sales	668	739	788	673	738
Total home sales	808	906	927	798	878

	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
Net Leased Sites (24)
MH net leased sites	437	1,541
RV net leased sites	232	1,133
Total net leased sites	669	2,674

4th Quarter 2019 Supplemental Information     3          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	December 31, 2019	December 31, 2018
Assets
Land	$1,414,279	$1,201,945
Land improvements and buildings	6,595,272	5,586,250
Rental homes and improvements	627,175	571,661
Furniture, fixtures and equipment	282,874	201,090
Investment property	8,919,600	7,560,946
Accumulated depreciation	(1,686,980)	(1,442,630)
Investment property, net	7,232,620	6,118,316
Cash, cash equivalents and restricted cash	34,830	62,262
Marketable securities	94,727	49,037
Inventory of manufactured homes	62,061	49,199
Notes and other receivables, net	157,926	160,077
Collateralized receivables, net (4)	—	106,924
Other assets, net	219,896	164,211
Total Assets	$7,802,060	$6,710,026
Liabilities
Mortgage loans payable	$3,180,592	$2,815,957
Secured borrowings on collateralized receivables (4)	—	107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,277
Preferred OP units - mandatorily redeemable	34,663	37,338
Lines of credit (5)	183,898	128,000
Distributions payable	71,704	63,249
Advanced reservation deposits and rent	133,420	133,698
Accrued expenses and accounts payable	127,289	106,281
Other liabilities	81,289	51,581
Total Liabilities	3,848,104	3,479,112
Commitments and contingencies
Series A-4 preferred stock	—	31,739
Series A-4 preferred OP units	—	9,877
Series D preferred OP units	50,913	—
Equity Interests - NG Sun LLC and NG Whitewater	27,091	21,976
Stockholders' Equity
Common stock	932	864
Additional paid-in capital	5,213,264	4,398,949
Accumulated other comprehensive loss	(1,331)	(4,504)
Distributions in excess of accumulated earnings	(1,393,141)	(1,288,486)
Total Sun Communities, Inc. stockholders' equity	3,819,724	3,106,823
Noncontrolling interests
Common and preferred OP units	47,686	53,354
Consolidated variable interest entities	8,542	7,145
Total noncontrolling interests	56,228	60,499
Total Stockholders' Equity	3,875,952	3,167,322
Total Liabilities, Temporary Equity and Stockholders' Equity	$7,802,060	$6,710,026

4th Quarter 2019 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended				Year Ended
	December 31, 2019	December 31, 2018	Change	% Change	December 31, 2019	December 31, 2018	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$205,131	$183,059	$22,072	12.1%	$793,403	$719,763	$73,640	10.2%
Transient revenue	21,232	17,426	3,806	21.8%	132,261	106,210	26,051	24.5%
Revenue from home sales	45,271	43,783	1,488	3.4%	181,936	166,031	15,905	9.6%
Rental home revenue	14,745	13,700	1,045	7.6%	57,572	53,657	3,915	7.3%
Ancillary revenue	9,135	7,900	1,235	15.6%	66,881	54,107	12,774	23.6%
Interest income	3,368	5,003	(1,635)	(32.7)%	17,857	20,852	(2,995)	(14.4)%
Brokerage commissions and other revenues, net	2,937	3,132	(195)	(6.2)%	14,127	6,205	7,922	127.7%
Total Revenues	301,819	274,003	27,816	10.2%	1,264,037	1,126,825	137,212	12.2%
Expenses
Property operating and maintenance	63,486	54,120	9,366	17.3%	266,378	236,097	30,281	12.8%
Real estate taxes	15,425	14,110	1,315	9.3%	61,880	56,555	5,325	9.4%
Cost of home sales	34,327	32,138	2,189	6.8%	134,357	123,333	11,024	8.9%
Rental home operating and maintenance	5,542	6,414	(872)	(13.6)%	21,995	23,304	(1,309)	(5.6)%
Ancillary expenses	9,144	9,058	86	0.9%	47,432	38,043	9,389	24.7%
Home selling expenses	3,752	4,403	(651)	(14.8)%	14,690	15,722	(1,032)	(6.6)%
General and administrative expenses	25,405	20,457	4,948	24.2%	93,964	81,429	12,535	15.4%
Catastrophic weather related charges, net	435	2,079	(1,644)	(79.1)%	1,737	92	1,645	1,788.0%
Depreciation and amortization	98,826	81,070	17,756	21.9%	328,067	287,262	40,805	14.2%
(Gain) / loss on extinguishment of debt	3,027	(65)	3,092	(4,756.9)%	16,505	1,190	15,315	1,287.0%
Interest expense	33,259	32,235	1,024	3.2%	133,153	130,556	2,597	2.0%
Interest on mandatorily redeemable preferred OP units / equity	1,207	1,143	64	5.6%	4,698	3,694	1,004	27.2%
Total Expenses	293,835	257,162	36,673	14.3%	1,124,856	997,277	127,579	12.8%
Income Before Other Items	7,984	16,841	(8,857)	(52.6)%	139,181	129,548	9,633	7.4%
Gain / (loss) on remeasurement of marketable securities	17,692	(3,639)	21,331	(586.2)%	34,240	(3,639)	37,879	(1,040.9)%
Other income / (expense), net (6)	4,946	(3,239)	8,185	(252.7)%	3,457	(6,453)	9,910	(153.6)%
Income / (loss) from nonconsolidated affiliates	(6)	619	(625)	(101.0)%	1,374	790	584	73.9%
Current tax benefit / (expense)	(189)	17	(206)	(1,211.8)%	(1,095)	(595)	(500)	84.0%
Deferred tax benefit	258	73	185	253.4%	222	507	(285)	(56.2)%
Net Income	30,685	10,672	20,013	187.5%	177,379	120,158	57,221	47.6%
Less: Preferred return to preferred OP units / equity	(1,418)	(1,151)	267	23.2%	(6,058)	(4,486)	1,572	35.0%
Less: Amounts attributable to noncontrolling interests	(720)	(51)	669	1,311.8%	(9,768)	(8,443)	1,325	15.7%
Net Income attributable to Sun Communities, Inc.	28,547	9,470	19,077	201.4%	161,553	107,229	54,324	50.7%
Less: Preferred stock distribution	—	(431)	(431)	(100.0)%	(1,288)	(1,736)	(448)	(25.8)%
Net Income attributable to Sun Communities, Inc. common stockholders	$28,547	$9,039	$19,508	215.8%	$160,265	$105,493	$54,772	51.9%

Weighted average common shares outstanding - basic	91,342	85,481	5,861	6.9%	88,460	81,387	7,073	8.7%
Weighted average common shares outstanding - diluted	91,893	85,982	5,911	6.9%	88,915	82,040	6,875	8.4%

Basic earnings per share	$0.31	$0.11	$0.20	181.8%	$1.80	$1.29	$0.51	39.5%
Diluted earnings per share	$0.31	$0.11	$0.20	181.8%	$1.80	$1.29	$0.51	39.5%

4th Quarter 2019 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of December 31, 2019

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Non-convertible securities
Common shares	93,180	N/A	N/A	N/A	$3.00^

Convertible securities
Series A-1 preferred OP units	309	2.4390	754	$100	6.0%
Series C preferred OP units	310	1.1100	345	$100	4.5%
Series D preferred OP units	489	0.8000	392	$100	3.8%
Series A-3 preferred OP units	40	1.8605	75	$100	4.5%
Common OP units	2,420	1.0000	2,420	N/A	Mirrors common shares distributions
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of December 31, 2019

Equity	Shares	Share Price*	Total
Common shares	93,180	$150.10	$13,986,318
Common OP units	2,420	$150.10	363,242
Subtotal	95,600		$14,349,560

Series A-1 preferred OP units	754	$150.10	$113,175
Series C preferred OP units	345	$150.10	51,785
Series D preferred OP units	392	$150.10	58,839
Series A-3 preferred OP units	75	$150.10	11,258
Total diluted shares outstanding	97,166		$14,584,617

Debt
Mortgage loans payable			$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (5)			183,898
Total debt			$3,434,402

Total Capitalization			$18,019,019

4th Quarter 2019 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2019 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income attributable to Sun Communities, Inc. common stockholders	$28,547	$9,039	$160,265	$105,493
Adjustments
Depreciation and amortization	98,950	81,314	328,646	288,206
(Gain) / loss on remeasurement of marketable securities	(17,692)	3,639	(34,240)	3,639
Amounts attributable to noncontrolling interests	482	15	8,474	7,740
Preferred return to preferred OP units	519	552	2,610	2,206
Preferred distribution to Series A-4 preferred stock	—	432	1,288	1,737
Gain on disposition of assets, net	(5,273)	(6,429)	(26,356)	(23,406)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$105,533	$88,562	$440,687	$385,615
Adjustments
Other acquisition related costs (8)	244	220	1,146	1,001
(Gain) / loss on extinguishment of debt	3,027	(65)	16,505	1,190
Catastrophic weather related charges, net	398	2,079	1,737	92
Loss of earnings - catastrophic weather related (9)	—	(1,267)	—	(292)
Other (income) / expense (6)	(4,946)	3,239	(3,457)	6,453
Other adjustments (a)	278	(73)	314	310
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$104,534	$92,695	$456,932	$394,369

Weighted average common shares outstanding - basic	91,342	85,481	88,460	81,387
Add
Common stock issuable upon conversion of stock options	1	2	1	2
Restricted stock	550	499	454	651
Common stock issuable upon conversion of Series A-4 preferred stock	292	472	423	472
Common stock issuable upon conversion of Series A-4 preferred OP units	143	—	172	—
Common OP units	2,300	2,727	2,448	2,733
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	760	810	784	821
Weighted average common shares outstanding - fully diluted	95,463	90,066	92,817	86,141

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.11	$0.98	$4.75	$4.48
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.10	$1.03	$4.92	$4.58
(a) Other adjustments include early retirement compensation expense, ground lease intangible write-off, and deferred tax benefits.

4th Quarter 2019 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income attributable to Sun Communities, Inc. common stockholders	$28,547	$9,039	$160,265	$105,493
Adjustments
Depreciation and amortization	98,826	81,070	328,067	287,262
(Gain) / loss on extinguishment of debt	3,027	(65)	16,505	1,190
Interest expense	34,466	33,378	137,851	134,250
Current tax (benefit) / expense	189	(17)	1,095	595
Deferred tax benefit	(258)	(73)	(222)	(507)
(Income) / loss from nonconsolidated affiliates	6	(619)	(1,374)	(790)
Less: Gain on dispositions of assets, net	(5,273)	(6,429)	(26,356)	(23,406)
EBITDAre (1)	$159,530	$116,284	$615,831	$504,087
Adjustments
Catastrophic weather related charges, net	435	2,079	1,737	92
(Gain) / loss on remeasurement of marketable securities	(17,692)	3,639	(34,240)	3,639
Other (income) / expense, net (6)	(4,946)	3,239	(3,457)	6,453
Preferred return to preferred OP units / equity	1,418	1,151	6,058	4,486
Amounts attributable to noncontrolling interests	720	51	9,768	8,443
Preferred stock distribution	—	431	1,288	1,736
Plus: Gain on dispositions of assets, net	5,273	6,429	26,356	23,406
Recurring EBITDA (1)	$144,738	$133,303	$623,341	$552,342

4th Quarter 2019 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI (1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income attributable to Sun Communities, Inc. common stockholders	$28,547	$9,039	$160,265	$105,493
Other revenues	(6,305)	(8,135)	(31,984)	(27,057)
Home selling expenses	3,752	4,403	14,690	15,722
General and administrative expenses	25,405	20,457	93,964	81,429
Catastrophic weather related charges, net	435	2,079	1,737	92
Depreciation and amortization	98,826	81,070	328,067	287,262
Gain / (loss) on extinguishment of debt	3,027	(65)	16,505	1,190
Interest expense	34,466	33,378	137,851	134,250
(Gain) / loss on remeasurement of marketable securities	(17,692)	3,639	(34,240)	3,639
Other (income) / expense, net (6)	(4,946)	3,239	(3,457)	6,453
(Income) / loss from nonconsolidated affiliates	6	(619)	(1,374)	(790)
Current tax (benefit) / expense	189	(17)	1,095	595
Deferred tax benefit	(258)	(73)	(222)	(507)
Preferred return to preferred OP units / equity	1,418	1,151	6,058	4,486
Amounts attributable to noncontrolling interests	720	51	9,768	8,443
Preferred stock distribution	—	431	1,288	1,736
NOI (1) / Gross Profit	$167,590	$150,028	$700,011	$622,436

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Real Property NOI (1)	$147,452	$132,255	$597,406	$533,321
Home Sales NOI (1) / Gross Profit	10,944	11,645	47,579	42,698
Rental Program NOI (1)	26,682	23,656	104,382	95,968
Ancillary NOI (1) / Gross Profit	(9)	(1,158)	19,449	16,064
Site rent from Rental Program (included in Real Property NOI) (1) (10)	(17,479)	(16,370)	(68,805)	(65,615)
NOI (1) / Gross Profit	$167,590	$150,028	$700,011	$622,436

4th Quarter 2019 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2019 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Debt Outstanding
Mortgage loans payable	$3,180,592	$2,967,128	$2,863,485	$2,879,017	$2,815,957
Secured borrowings on collateralized receivables (4)	—	93,669	98,299	102,676	107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,277
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	37,338
Lines of credit (5)	183,898	140,632	76,079	396,512	128,000
Total debt	$3,434,402	$3,271,341	$3,107,775	$3,448,117	$3,124,303

% Fixed / Floating
Fixed	94.7%	95.7%	97.6%	88.5%	95.9%
Floating	5.3%	4.3%	2.4%	11.5%	4.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	4.05%	4.13%	4.24%	4.24%	4.22%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	6.50%	6.50%	6.50%	6.50%	6.61%
Lines of credit (5)	2.71%	3.23%	3.34%	3.73%	3.77%
Average before secured borrowings (4)	4.03%	4.14%	4.27%	4.22%	4.25%
Secured borrowings on collateralized receivables (4)	—%	9.92%	9.93%	9.94%	9.94%
Total average	4.03%	4.30%	4.44%	4.39%	4.45%

Debt Ratios
Net Debt / Recurring EBITDA (1) (TTM)	5.5	5.3	5.2	6.0	5.6
Net Debt / Enterprise Value	19.0%	18.7%	20.2%	24.1%	25.2%
Net Debt / Gross Assets	36.0%	36.0%	35.1%	39.8%	37.7%

Coverage Ratios
Recurring EBITDA (1) (TTM) / Interest	4.4	4.4	4.2	4.1	4.0
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.2	4.2	4.0	3.9	3.9

Maturities / Principal Amortization Next Five Years	2020	2021	2022	2023	2024
Mortgage loans payable
Maturities	$19,796	$148,378	$82,155	$185,618	$315,331
Principal amortization	60,723	60,873	61,326	60,604	57,082
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	35,249	—	—
Preferred OP units - mandatorily redeemable	—	—	—	—	34,663
Lines of credit (5)	10,000	13,293	10,000	150,605	—
Total	$90,519	$222,544	$188,730	$396,827	$407,076

Weighted average rate of maturities	5.83%	5.88%	4.46%	4.08%	4.47%

4th Quarter 2019 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Year Ended
	December 31, 2019	December 31, 2018	Change	% Change	December 31, 2019	December 31, 2018	Change	% Change
Financial Information
Income from real property (11)	$196,141	$184,362	$11,779	6.4%	$805,982	$758,853	$47,129	6.2%

Property operating expenses
Payroll and benefits	17,007	16,243	764	4.7%	72,519	68,630	3,889	5.7%
Legal, taxes, and insurance	2,668	2,094	574	27.4%	9,579	9,212	367	4.0%
Utilities (11)	12,984	12,563	421	3.4%	58,044	57,309	735	1.3%
Supplies and repair (12)	6,342	5,685	657	11.6%	30,025	27,158	2,867	10.6%
Other	4,430	4,432	(2)	—%	19,966	20,535	(569)	(2.8)%
Real estate taxes	13,460	13,895	(435)	(3.1)%	57,553	55,667	1,886	3.4%
Property operating expenses	56,891	54,912	1,979	3.6%	247,686	238,511	9,175	3.8%
Real Property NOI (1)	$139,250	$129,450	$9,800	7.6%	$558,296	$520,342	$37,954	7.3%

	As of
	December 31, 2019	December 31, 2018	Change	% Change
Other Information
Number of properties	345	345	-

MH occupancy (3)	97.9%
RV occupancy (3)	100.0%
MH & RV blended occupancy (3)	98.4%	96.2%	2.2%

Monthly base rent per site - MH	$577	$554	$23	4.2%	(14)
Monthly base rent per site - RV (13)	$489	$461	$28	6.1%	(14)
Monthly base rent per site - Total (13)	$557	$533	$24	4.5%	(14)

4th Quarter 2019 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2019	December 31, 2018	Change	% Change	December 31, 2019	December 31, 2018	Change	% Change
Financial Information
New homes
New home sales	$19,900	$16,600	$3,300	19.9%	$71,760	$59,578	$12,182	20.4%
New home cost of sales	16,817	14,726	2,091	14.2%	61,557	51,913	9,644	18.6%
NOI / Gross Profit (1) – new homes	3,083	1,874	1,209	64.5%	10,203	7,665	2,538	33.1%
Gross margin % – new homes	15.5%	11.3%	4.2%		14.2%	12.9%	1.3%
Average selling price – new homes*	$142,143	$118,571	$23,572	19.9%	$125,674	$113,266	$12,408	11.0%

Pre-owned homes
Pre-owned home sales	$25,371	$27,183	$(1,812)	(6.7)%	$110,176	$106,453	$3,723	3.5%
Pre-owned home cost of sales	17,510	17,412	98	0.6%	72,800	71,420	1,380	1.9%
NOI / Gross Profit (1) – pre-owned homes	7,861	9,771	(1,910)	(19.5)%	37,376	35,033	2,343	6.7%
Gross margin % – pre-owned homes	31.0%	35.9%	(4.9)%		33.9%	32.9%	1.0%
Average selling price – pre-owned homes*	$37,981	$36,833	$1,148	3.1%	$38,416	$34,306	$4,110	12.0%

Total home sales
Revenue from home sales	45,271	43,783	1,488	3.4%	181,936	166,031	15,905	9.6%
Cost of home sales	34,327	32,138	2,189	6.8%	134,357	123,333	11,024	8.9%
NOI / Gross Profit (1) – home sales	$10,944	$11,645	$(701)	(6.0)%	$47,579	$42,698	$4,881	11.4%

Statistical Information
New home sales volume*	140	140	—	—%	571	526	45	8.6%
Pre-owned home sales volume*	668	738	(70)	(9.5)%	2,868	3,103	(235)	(7.6)%
Total home sales volume *	808	878	(70)	(8.0)%	3,439	3,629	(190)	(5.2)%

4th Quarter 2019 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2019	December 31, 2018	Change	% Change	December 31, 2019	December 31, 2018	Change	% Change
Financial Information
Revenues
Rental home revenue	$14,745	$13,700	$1,045	7.6%	$57,572	$53,657	$3,915	7.3%
Site rent from Rental Program (1) (10)	17,479	16,370	1,109	6.8%	68,805	65,615	3,190	4.9%
Rental Program revenue	32,224	30,070	2,154	7.2%	126,377	119,272	7,105	6.0%

Expenses
Repairs and refurbishment	3,273	3,005	268	8.9%	12,591	10,456	2,135	20.4%
Taxes and insurance	1,857	1,717	140	8.2%	7,488	6,425	1,063	16.5%
Other	412	1,692	(1,280)	(75.7)%	1,916	6,423	(4,507)	(70.2)%
Rental Program operating and maintenance	5,542	6,414	(872)	(13.6)%	21,995	23,304	(1,309)	(5.6)%
Rental Program NOI (1)	$26,682	$23,656	$3,026	12.8%	$104,382	$95,968	$8,414	8.8%

Other Information
Number of sold rental homes*	281	297	(16)	(5.4)%	1,140	1,122	18	1.6%
Number of occupied rentals, end of period*					11,325	10,994	331	3.0%
Investment in occupied rental homes, end of period					$584,771	$530,006	$54,765	10.3%
Weighted average monthly rental rate, end of period*					$997	$949	$48	5.1%

4th Quarter 2019 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (15)
(amounts in thousands except for statistical data)

	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
Financial Information
Revenues
Income from real property	$21,475	$85,023

Property and operating expenses
Payroll and benefits	4,685	15,566
Legal, taxes & insurance	394	1,199
Utilities	2,717	9,207
Supplies and repairs	1,272	4,638
Other	2,240	10,976
Real estate taxes	1,965	4,327
Property operating expenses	13,273	45,913
Net operating income (NOI) (1)	$8,202	$39,110

		December 31, 2019
Other Information
Number of properties		77
Occupied sites		9,307
Developed sites		9,950
Occupancy %		93.5%
Transient sites		7,104

4th Quarter 2019 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
FLORIDA
Communities	125	125	125	125	124
Developed sites (16)	39,230	39,067	38,879	38,878	37,874
Occupied (16)	38,346	38,155	37,944	37,932	36,868
Occupancy % (16)	97.7%	97.7%	97.6%	97.6%	97.3%
Sites for development	1,527	1,633	1,638	1,685	1,684
MICHIGAN
Communities	72	72	72	72	70
Developed sites (16)	27,905	27,906	27,891	27,777	26,504
Occupied (16)	26,785	26,677	26,591	26,430	25,075
Occupancy % (16)	96.0%	95.6%	95.3%	95.2%	94.6%
Sites for development	1,115	1,115	1,115	1,202	1,202
TEXAS
Communities	23	23	23	23	23
Developed sites (16)	7,615	7,098	6,997	6,953	6,922
Occupied (16)	7,006	6,834	6,683	6,529	6,428
Occupancy % (16)	92.0%	96.3%	95.5%	93.9%	92.9%
Sites for development	555	1,086	1,100	1,107	1,121
CALIFORNIA
Communities	31	31	31	31	30
Developed sites (16)	5,981	5,963	5,946	5,949	5,941
Occupied (16)	5,941	5,917	5,896	5,902	5,897
Occupancy % (16)	99.3%	99.2%	99.2%	99.2%	99.3%
Sites for development	302	302	56	56	56
ARIZONA
Communities	13	13	13	13	12
Developed sites (16)	4,263	4,239	4,235	4,238	3,836
Occupied (16)	3,892	3,852	3,842	3,830	3,545
Occupancy % (16)	91.3%	90.9%	90.7%	90.4%	92.4%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (16)	4,031	4,022	3,929	3,832	3,845
Occupied (16)	4,031	4,022	3,929	3,832	3,845
Occupancy % (16)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,611	1,675	1,675	1,675	1,682
INDIANA
Communities	11	11	11	11	11
Developed sites (16)	3,087	3,089	3,089	3,089	3,089
Occupied (16)	2,900	2,870	2,849	2,823	2,772
Occupancy % (16)	93.9%	92.9%	92.2%	91.4%	89.7%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (16)	2,770	2,770	2,770	2,770	2,770
Occupied (16)	2,716	2,703	2,705	2,704	2,693
Occupancy % (16)	98.1%	97.6%	97.7%	97.6%	97.2%
Sites for development	59	59	59	59	59

4th Quarter 2019 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	12/31/2019		9/30/2019	6/30/2019	3/31/2019	12/31/2018
COLORADO
Communities	10		10	8	8	8
Developed sites (16)	2,423		2,423	2,335	2,335	2,335
Occupied (16)	2,322		2,325	2,323	2,323	2,320
Occupancy % (16)	95.8%		96.0%	99.5%	99.5%	99.4%
Sites for development	1,867		1,973	2,129	2,129	2,129
OTHER STATES
Communities	113		80	75	72	69
Developed sites (16)	22,572		17,203	16,493	16,354	15,847
Occupied (16)	21,678		16,657	16,026	15,826	15,323
Occupancy % (16)	96.0%		96.8%	97.2%	96.8%	96.7%
Sites for development	2,980		2,437	2,705	2,987	3,048
TOTAL - PORTFOLIO
Communities	422		389	382	379	371
Developed sites (16)	119,877		113,780	112,564	112,175	108,963
Occupied (16)	115,617		110,012	108,788	108,131	104,766
Occupancy % (16)	96.4%	(17)	96.7%	96.6%	96.4%	96.1%
Sites for development (18)	10,293		10,557	10,754	11,177	11,258
% Communities age restricted	34.1%		30.8%	31.4%	31.7%	32.1%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,465		5,506	5,693	5,650	5,917
California	1,952		1,970	1,985	1,975	1,765
Texas	1,623		1,642	1,693	1,717	1,752
Maryland	1,488		1,426	1,380	1,375	1,381
Arizona	1,397		1,421	1,424	1,421	1,423
Ontario, Canada	939		937	1,043	1,131	1,046
New York	923		924	935	929	925
New Jersey	864		868	875	906	884
Maine	811		821	848	857	572
Utah	753		560	562	562	562
Michigan	570		569	584	611	576
Indiana	534		519	519	519	519
Other states	4,097		3,719	3,044	2,520	2,169
Total transient RV sites	21,416		20,882	20,585	20,173	19,491

4th Quarter 2019 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing (23)
2019	$345	$30,382	$31,135	$930,668	$281,808	$9,638
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990

4th Quarter 2019 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,664	762	263	318	1,302
Michigan	509	473	60	1,400	167
Ontario, Canada	481	186	31	24	250
Texas	327	578	49	342	62
Arizona	84	83	40	16	165
Indiana	65	128	7	231	23
Ohio	89	23	—	142	10
California	80	44	29	7	75
Colorado	3	2	9	69	45
Other states	837	395	83	319	132
Year Ended December 31, 2019	4,139	2,674	571	2,868	2,231

TOTAL FOR YEAR ENDED	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2018	3,435	2,600	526	3,103	2,147
2017	2,739	2,406	362	2,920	2,006

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2019	2.6%	6.6%
2018	2.4%	7.2%
2017	1.9%	6.6%

4th Quarter 2019 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).

4th Quarter 2019 Supplemental Information     21          Sun Communities, Inc.

The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2019 actual exchange rates.
(3) The Same Community occupancy percentage for 2019 is derived from 108,024 developed sites, of which 106,310 were occupied. The number of developed sites excludes RV transient sites and approximately 1,900 recently completed but vacant MH expansion sites. Without the adjustment for vacant expansion sites, the Same Community occupancy percentage is 95.8 percent for MH, 100.0 percent for RV, and 96.7 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 109,927 developed sites, of which 106,310 were occupied. The Same Community occupancy percentage for 2018 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount. In November 2019, the Company derecognized the transferred financial assets and secured borrowing as legal isolation criteria to be accounted for as a true sale were satisfied pursuant to the terms of the purchase agreement.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6)    Other income / (expense), net was as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Foreign currency translation gain / (loss)	$4,506	$(5,795)	$4,479	$(8,435)
Collateralized receivables derecognition gain	587	—	587	—
Contingent liability remeasurement gain / (loss)	(82)	2,621	(1,502)	2,336
Long term lease termination expense	(65)	(65)	(107)	(354)
Other income / (expense), net	$4,946	$(3,239)	$3,457	$(6,453)
(7) The effect of certain anti-dilutive convertible securities is excluded from these items.
(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(9)
Core FFO(1) includes an adjustment of $(1.3) million and $(0.3) million for the quarter and year ended December 31, 2018, for estimated loss of earnings in excess of the applicable business interruption deductible in relation to the Company’s Florida Keys communities that required redevelopment due to damages sustained from Hurricane Irma in September 2017. Amounts recognized in 2018 were received in 2019.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) Same Community results net $8.7 million and $8.2 million of certain utility revenue against the related utility expense in property operating expense for the quarter ended December 31, 2019 and 2018, respectively. Same Community results net $34.7 million and $32.7 million of certain utility revenue against the related utility expense in property operating expense for the year ended December 31, 2019 and 2018, respectively. Additionally, the Company adopted ASC 842, the new lease accounting standard, as of January 1, 2019, which required the reclassification of bad debt expense from Property operating expense to Income from real property. To assist with comparability within Same Community results, bad debt expense has been reclassified to be shown as a reduction of Income from real property for all periods presented.
(12) Same Community supplies and repair expense excludes $26.1 thousand and $0.7 million for the three months and year ended December 31, 2018, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.

4th Quarter 2019 Supplemental Information     22          Sun Communities, Inc.

(14) Calculated using actual results without rounding.
(15) Acquisitions and other is comprised of forty-four properties acquired, one property being operated under a temporary use permit, and three properties that we have an interest in, but do not operate in 2019, twenty properties acquired in 2018, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up development properties, one property undergoing redevelopment, and other miscellaneous transactions and activity.
(16) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(17) As of December 31, 2019, total portfolio MH occupancy was 95.5 percent inclusive of the impact of approximately 2,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(18) Total sites for development were comprised of approximately 76.3 percent for expansion, 17.6 percent for greenfield development and 6.1 percent for redevelopment.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the year ended December 31, 2019 include $50.7 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2018 and 2017, these costs were $94.6 million and $84.0 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

4th Quarter 2019 Supplemental Information     23          Sun Communities, Inc.